MICHAEL F. DELUCA
                           CERTIFIED PUBLIC ACCOUNTANT
                      23001 E. LA PALMA AVENUE, SUITE 220A
                          YORBA LINDA, CALIFORNIA 92887


March  8,  2001


U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:  The  Cyber  Group  Network  Corporation  -  Form  S-8

Dear  Sir/Madame:

     As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated March 17, 2000 in The Cyber Group Network Corporation's Form 10-KSB, and to all references to my firm included in this Registration Statement.

                                   Sincerely,


                                   /s/  Michael  F.  DeLuca,  CPA
                                   -------------------------------
                                   Michael  F.  DeLuca,  CPA


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